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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Apache Corporation for the registration of $350 million of debt securities and to the incorporation by reference therein of our report dated March 14, 2003, with respect to the consolidated financial statements of Apache Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

Houston, Texas
August 13, 2003